EXHIBIT 10.8.2

                                 LEASE AGREEMENT

         THIS LEASE (the "Lease") is executed this 27th day of October, 1998, by and between DUKE REALTY MINNESOTA, LLC, a Minnesota limited liability company ("Landlord"), and CHRONIMED, INC., a Minnesota corporation ("Tenant")

                                   WITNESSETH:
                          ARTICLE I - LEASE OF PREMISES

Section 1.01. Basic Lease Provisions and Definitions.

A. Leased Premises (shown outlined on Exhibit A attached hereto): Edina Interchange V, 5182 West 76(degree)' Street, Edina, Minnesota 55435;

B.       Rentable Area: approximately 25,420 square feet

         Landlord shall use commercially reasonable standards, consistently applied, in determining the Rentable Area and the rentable area of the Building. Landlord's determination of Rentable Area shall conclusively be deemed correct for all purposes hereunder.

C.       Tenant's Proportionate Share: 18.27%0

D.       Minimum Annual Rent:
                  11/15/98 -07/14/99        $ XXX
                  07/ I 5/99 - 07/ 14/01    $XXX
                  07/15/01 - 11/14/01       $ XXX

E.       Monthly Rental Installments:
                  11/15/98-07/14/99 $ XXX per month
                  07/15/99- 11/14/01        $ XXX per month

F.       Landlord's Share of Expenses: N/A

G.       Lease Term: Three (3) years

H.       Commencement Date: November 15, 1998

1.       Security Deposit: None

J.       Guarantor: None

K.       Broker: Duke Really Services Limited Partnership representing Landlord
L.       Permitted Use: Office, laboratory and warehouse use
M.       Address for notices:

Landlord:         Duke Realty Minnesota, LLC    Tenant: Chronimed, Inc.
                  856 Fifth Street South        10900 Red Circle Drive
                  Hopkins, MN 55343-7750        Minnetonka, MN 55343

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Address for rental and other payments:

Duke Realty Minnesota, LLC
NW 7210
P.O. Box 1450
Minneapolis, MN 55485-7210

Section 1.02. Leased Premises. Landlord herebv leases to Tenant and Tenant leases from Landlord, under the terms and conditions herein, the Leased Premises.

                         ARTICLE 2 -TERM AND POSSESSION

Section 2.01. Term. The term of this Lease ("Lease Term") shall be for the period of time set forth in Item G of the Basic Lease Provisions and shall commence on the Commencement Date. Upon delivery of possession of the Leased Premises toTenant,Tenant shall execute a letter of understanding acknowledging
(i) the Commencement Date of this Lease, and (ii) that Tenant has accepted the Leased Premises. If Tenant takes possession of and occupies the Leased Premises, Tenant shall be deemed to have accepted the Leased Premises and that the condition of the Leased Premises and the Building was at the time satisfactory and in conformity with the provisions of this Lease in all respects.

Section 2 02. Construction of Tenant Improvements. Tenant has personally inspected the Leased Premises and accepts the same "AS IS" without representation or warranty by Landlord of any kind and with the understanding that Landlord shall have no responsibility with respect thereto except to construct in a good and workmanlike manner the improvements designated as Landlords obligations in the attached Exhibit B in an amount not to exceed XXXX XXXXXXXX XXX XXXXXXX XXX XXXXXXX ($X,XXX.XX) ("Landlord's Allowance"). Tenant hereby agrees at Tenant's option, that all costs in excess of Landlord's Allowance shall be either (i) amortized over the term of the Lease at eleven percent (11%) per annum; or (ii) paid directly to Landlord by Tenant within thirty (30) days of Landlord's request therefor.

Section 2.03. Surrender of the Premises. Upon the expiration or earlier termination of this Lease, Tenant shall immediately surrender the Leased Premises to Landlord in broom-clean condition and in good condition and repair. Tenant shall also remove its personal properly, trade fixtures and any of Tenant's alterations designated by Landlord, promptly repair any damage caused by such removal, and restore the Leased Premises to the condition existing prior to the installation of such items. If Tenant fails to do so, Landlord may restore the Leased Premises to such condition at Tenant's expense, Landlord may cause all of said property to be removed at Tenant's expense, and Tenant hereby agrees to pay all the costs and expenses thereby reasonably incurred. All Tenant property which is not removed within ten (10) days following Landlord's written demand therefor shall be conclusively deemed to have been abandoned by Tenant, and Landlord shall be entitled to dispose of such property without thereby incurring any liability to Tenant. The provisions of this section shall survive the expiration or other termination of this Lease.

Section 2.04. Holding-Over. If Tenant retains possession of the Leased Premises after the



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expiration or earlier termination of this Lease, Tenant shall become a tenant from month to month at 200% of the Monthly Rental Installment in effect at the end of the Lease Term. and otherwise upon the terms, covenants and conditions herein specified, so far as applicable. Acceptance by Landlord of rent in such event shall not result in a renewal of this Lease, and Tenant shall vacate and surrender the Leased Premises to Landlord upon Tenant being given thirty (30) days' prior written notice from Landlord to vacate. This Section 2.04 shall in no way constitute a consent by Landlord to any holding over by Tenant upon the expiration or earlier termination of this Lease, nor limit Landlord's remedies in such event.

                                ARTICLE 3 - RENT

Section 3.01. Base Rent. Tenant shall pay to Landlord the Minimum Annual Rent in the Monthly Rental Installments, in advance, without deduction or offset, beginning on the Commencement Date and on or before the first day of each and every calendar month thereafter during the Lease Term. The Monthly Rental Installment for partial calendar months shall be prorated.

Section 3.02. Additional Rent. In addition to the Minimum Annual Rent Tenant shall pay to Landlord for each calendar year during the Lease Term, as "Additional Rent," "Tenant's Proportionate Share or ,if costs and expenses incurred by Landlord during the Lease Term for Real Estate Taxes and Operating Expenses for the Building and common areas (collectively "Common Area Charges") to the extent such Common Area Charges exceed Landlord's Share of Expenses.

         "Operating Expenses" shall mean all of Landlord's expenses for operation, repair, replacement and maintenance to keep the Building and common areas in good order, condition and repair, including, but not limited to, service and other charges incurred in the operation and maintenance of the electrical systems, heating, ventilation and air conditioning systems and sprinkler and plumbing systems; management fees; utilitities; stormwater discharge fees; license, permit, inspection and other fees; fees and assessments imposed by any covenants or owners, association; security services; insurance premiums; and maintenance, repair and replacement of the driveways, parking areas (including snow removal), exterior lighting, landscaped areas, walkways, curbs, drainage strips, sewer lines, exterior walls, foundation, structural frame, roof and gutters.

         "Real Estate Taxes" shall include any form of real estate tax or assessment or service payments in lieu thereof, and any license fee, commercial rental tax, improvement bond or other similar charge or tax (other than inheritance, personal income or estate taxes) imposed upon the Building or common areas (or against Landlord's business of leasing the Building) by any authority having the power to so charge or tax, together with costs and expenses of contesting the validity or amount of Real Estate Taxes.

Section,3.03. Payment of Additional Rent. Landlord shall estimate the total amount of Additional Rent to be paid by Tenant during each calendar year of the Lease Term, pro-rated for any partial years. Commencing on the Commencement date. Tenant shall pay to Landlord each month, at the same time the Monthly Rental installment is due, an amount equal to one-twelfth (1/12) of the estimated Additional Rent for such year. Within a reasonable time after the end of each calendar year, Landlord shall submit to Tenant a statement of the actual
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amount of such Additional Rent and within thirty (30) days after receipt of such statement, Tenant shall pay any deficiency between the actual amount owed and the estimates paid during such calendar year. In the event of overpayment, Landlord shall credit the amount of such overpayment toward the next installments of Minimum Rent.

Section 3.04. Late Charges. Tenant acknowledges that Landlord shall incur certain additional additional unanticipated administrative and legal costs and expenses if Tenant fails to timely pay any payment required hereunder. Therefore, in addition to the other remedies available to Landlord hereunder, if any payment required to be paid by Tenant to Landlord hereunder shall become overdue, such unpaid amount shall bear interest from the due date thereof to the date of payment at the Prime Rate of interest plus six percent (6%) per annum.

              ARTICLE 4 - SECURITY DEPOSIT - Intentionally Omitted

                                 ARTICLE 5 - USE

Section 5.01. Use of Leased Premises. The Leased Premises are to be used by Tenant solely for the Permitted Use and for NO other purposes without the prior written consent of Landlord.

Section 5.02. Covenants of Tenant Regarding Use. Tenant shall (i) use and maintain the Leased Premises and conduct its business (hereon in a safe, careful, reputable and lawful manner, (ii) comply with all laws, rules, regulations, orders, ordinances, directions and requirements of any governmental authority or agency, now in force or which may hereafter be in force, including without limitation those which shall impose upon Landlord or Tenant any duty with respect to or triggered by change in the use or occupation of, or any improvement or alteration to, the Leased premises, and (iii) comply with and obey all reasonable directions of the Landlord, including :my rules and regulations that may be adopted by Landlord from time to time. Tenant shall not (do or permit anything to be done in or about the Leased Premises or common areas which constitutes a nuisance or which interferes with the rights of other tenants or injures or annoys them. Landlord shall not be responsible to Tenant for the nonperformance by any other tenant or occupant of the Building of its lease or of any rules and regulations. Tenant shall not overload the floors of the Leased Premises. All damage to the floor structure or foundation of the Building due to improper positioning or storage of items or materials shall be repaired by Landlord at the sole expense of Tenant, who shall reimburse Landlord immediately therefor upon demand. Tenant shall not use the Leased Premises, or allow the Leased Premises to be used, for any purpose or in any manner which would invalidate any policy of insurance now or hereafter carried on the Building or increase the rate of premiums payable on any such insurance policy unless Tenant reimburses Landlord its Additional Rent for any increase in premiums charged.

Section 5.03. Landlords Rights Regarding Use. In addition to the rights specified elsewhere in this Lease, Landlord shall have the following rights regarding the use of the Leased Premises or the common areas, each of which may be exercised without notice or liability to Tenant, (a) Landlord may install such signs, advertisements, notices or tenant identification information as it shall deem necessary or proper; (b) Landlord shall have the right at any time to control, change or otherwise alter the common areas as it shall deem necessary or proper; and (c) Landlord or Landlord's agent shall be permitted to inspect or examine the Leased Premises at any reasonable time, and Landlord shall have the right to make any repairs to the Leased Premises which are necessary for its preservation; provided, however, that any repairs made by

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Landlord shall be at Tenant's expense, except as provided in Section 7.02 hereof. Landlord shall incur no liability to Tenant for such entry, nor shall such entry constitute an eviction of Tenant or a termination of this Lease, or entitle Tenant to any abatement of rent therefor.

                       ARTICLE 6 - UTILITIES AND SERVICES

         Tenant shall obtain in its own name and pay directly to the appropriate supplier the cost of all utilities and services serving the Leased Premises. However, if any services or utilities are jointly metered with other property, Landlord shall make a reasonable determination of' Tenant's proportionate share of the cost of such utilities and services and Tenant shall pay such share to Landlord within fifteen (15) days after receipt of Landlord's written statement. Landlord shall not be liable in damages or otherwise for any failure or interruption of any utility service and no such failure or interruption shall entitle Tenant to terminate this Lease or withhold sums due hereunder. In the event of utility "deregulation", Landlord shall choose the service provider.

                       ARTICLE 7 - MAINTENANCE AND REPAIRS

Section 7.01. Landlord's Responsibility. During the term of this Lease, Landlord shall maintain in good condition and repair, and replace as necessary, the electrical systems, healing and air conditioning systems, sprinkler and plumbing systems, roof, exterior walls, foundation and structural frame of the Building and the parking and landscaped areas, the costs of which shall he included in Operating Expenses; provided, however, that to the extent any of the foregoing items require repair because of the negligence, misuse, or default of Tenant, its employees, agents, customers or invitees, Landlord shall make such repairs solely at Tenant's expense.

Section 702. Alterations. Tenant shall not permit alterations in or to the Leased Premises unless and until the plans have been approved by Landlord in writing. As a condition of such approval, Landlord may require Tenant to remove the alterations and restore the Leased Premises upon termination of this Lease; otherwise, all such alterations shall at Landlord's option become a part of the realty and the property of Landlord, and shall not be removed by Tenant. Tenant shall ensure that all alterations shall be made in accordance with all applicable laws, regulations and building codes, in a good and workmanlike manner and of quality equal to or better than the original construction of the Building. No person shall be entitled to any lien derived through or under Tenant for any labor or material furnished to the Leased Premises, and nothing in this Lease shall be construed to constitute a consent by Landlord to the creation of any lien. If any lien is filed against the Leased Premises for work claimed to have been done for or material claimed to have been furnished to Tenant, Tenant shall cause such lien to be discharged of record within thirty
(30) days after filing. Tenant shall indemnify Landlord from all costs, losses, expenses and attorneys' fees in connection with any construction or alteration and any related lien.

                              ARTICLE 8 - CASUALTY

Section 8.01. Casually. In the event of total or partial destruction of the Building or the Leased Premises by fire or other casualty, Landlord agrees to promptly restore and repair the Leased Premises; provided, however, Landlord's obligation hereunder shall be limited to the reconstruction of such of the tenant finish improvements as were originally required to be made by Landlord, if any. Rent shall proportionately abate during the time that the leased Premises or



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part thereof are unusable because of any such damage. Notwithstanding the foregoing, if the Leased Premises are (i) so destroyed that they cannot be repaired or rebuilt within one hundred eighty (180) days from the casualty date; or (ii) destroyed by a casualty which is not covered by the insurance required hereunder or, if covered, such insurance proceeds are not released by any mortgagee entitled thereto or are insufficient to rebuild the Building and the Leased Premises; then, in case of a clause (i) casualty, either Landlord or Tenant may, or, in the case of a clause (ii) casualty, then Landlord may, upon thirty (30) days' written notice to the other party, terminate this Lease with respect to matters thereafter accruing.

Section 8 02. Fire and Extended Coverage Insurance. During the Lease Term, Landlord shall maintain fire and extended coverage insurance on the Building, but shall not protect Tenant's property on the Leased Premises; and, notwithstanding the provisions of Section 9.01, Landlord shall not be liable for any damage to Tenant's property, regardless of cause, including the negligence of Landlord and its employees, agents and invitees. Tenant hereby expressly waives any right of recovery against Landlord for damage to any property of Tenant located in or about the Leased Premises, however caused, including the negligence of Landlord and its employees, agents and invitees; and, notwithstanding the provisions of Section 9.01 below, Landlord hereby expressly waives any rights of recovery against Tenant for damage to the Leased Premises or the Building which is insured against under Landlord's fire and extended coverage insurance. All insurance policies maintained by Landlord or Tenant as provided in the Lease shall contain an agreement by the insurer waiving the insurer's right of subrogation against the other party to this Lease.


                         ARTICLE 9 - LIABILITY INSURANCE

Section 9.01. Tenant's Responsibility. Landlord shall not be liable to Tenant or to any other person for (i) damage to property or injury or death to persons due to the condition of the Leased Premises, the Building or the common areas, or
(ii) the occurrence of any accident in or about the Leased Premises or the common areas, or (iii) any act or neglect of Tenant or any other tenant or occupant of the Building or of any other person, unless such damage. injury or death is directly and solely the result of Landlord's negligence; and Tenant hereby releases Landlord from any and all liability for the same. Tenant shall be liable for, and shall indemnify and defend Landlord from, any and all liability for (i) any act or neglect of Tenant and any person coming on the Leased Premises or common areas by the license of Tenant, express or implied,
(ii) any damage to the Leased Premises, and (iii) any loss of or damage or injury to any person (including death resulting therefrom) or property occurring in, on or about the Leased Premises, regardless of cause, except for any loss or damage from fire or casualty insured as provided in Section 8.02 and except for that caused solely and directly byLandlord's negligence.

Section 9.02. Tenants Insurance. Tenant shall carry general public liability and property damage insurance, issued by one or more insurance companies acceptable to Landlord, with the following minimum coverages:

A.       Worker's Compensation: minimum statutory amount.

B. Commercial General Liability Insurance, including blanket, contractual liability, broad form property damage, personal injury, completed operations, products liability, and fire damage: Not less than $5,000,000 Combined Single Limit for both bodily injury and property damage.


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C.       Fire and Extended Coverage, Vandalism and Malicious Mischief, and
         Sprinkler Leakage insurance, if applicable, for the full cost of replacement of Tenants property.

D.       Business interruption insurance.

The insurance policies shall protect Tenant and Landlord as their interests may appear, naming Landlord and Landlord's managing agent and mortgagee as additional insureds, and shall provide that they may not be canceled on less than thirty (30) days' prior written notice to Landlord. Tenant shall furnish Landlord with Certificates of Insurance evidencing all required coverage. If Tenant fails to carry such insurance and furnish Landlord with such Certificates of Insurance after a request to do so, Landlord may obtain such insurance and collect the cost thereof from Tenant.

                           ARTICLE 10 - EMINENT DOMAIN

If all or any substantial part of the Building or common areas shall be acquired by the exercise of eminent domain, Landlord may terminate this Lease by giving written notice to Tenant within fifteen (15) days after possession thereof is so taken. If all or any part of the Leased Premises shall be acquired by the exercise of eminent domain so that the Leased Premises shall become unusable by Tenant for the Permitted Use, Tenant may terminate this lease by giving written notice to Landlord within fifteen (15) days after possession thereof is so taken. All damages awarded shall belong to Landlord, provided, however, that Tenant may claim dislocation damages if such amount is not subtracted from Landlord's award.

                      ARTICLE 11 - ASSIGNMENT AND SUBLEASE

Tenant shall not assign this Lease or sublet the Leased Premises in whole or in part without Landlord's prior written consent which consent shall not be unreasonably withheld, delayed or conditioned. In the event of any assignment or subletting, Tenant shall remain primarily liable hereunder. The acceptance of rent from any other person shall not be deemed to be a waiver of any of the provisions of this Lease or to be a consent to the assignment of this Lease or the subletting of the Leased Premises. Without in any way limiting Landlord's right to refuse to consent to any assignment or subletting of this Lease, Landlord reserves the right to refuse to give such consent if in Landlord's reasonable opinion (i) the Leased Premises are or may be in any way adversely affected; (ii) the business reputation of the proposed assignee or subtenant is unacceptable; Landlord further expressly reserves the right to refuse to give its consent to any subletting if the proposed rent is publicly advertised to be less than the then current rent for similar premises in the Park. Tenant agrees to reimburse Landlord for reasonable accounting and attorneys' fees incurred in conjunction with file processing and documentation of any such requested assignment, subletting or any other hypothecation of this Lease or Tenant's interest in and to the Leased Premises.

                       ARTICLE. 12- TRANSFERS BY LANDLORD

         Section 12.01. Sale of the Building. Landlord shall have the right to sell the Building at any time during the Lease Term, subject only to the rights of Tenant hereunder; and such sale shall operate to release Landlord from liability hereunder after the date of such conveyance.

         Section 12.02. Subordination and Estoppel Certificate. Landlord shall have the right to


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subordinate this Lease to any mortgage presently existing or hereafter placed upon the Building by so declaring in such mortgage. Within ten (10) days following receipt of a written request from Landlord, Tenant shall execute and deliver to Landlord, without cost, any instrument which Landlord deems necessary or desirable to confirm the subordination of this Lease and an estoppel certificate in such form as Landlord may reasonably request certifying (i) that this Lease is in full force and effect and unmodified or stating the nature of any modification, (ii) the date to which rent has been paid, (iii) that there are not, to Tenant's, knowledge, any uncured defaults or specifying such defaults if any are claimed, and (iv) any other matters or state of facts reasonably required respecting the Lease. Such estoppel may be relied upon by Landlord and by any purchaser or mortgagee of the Building. Tenant's failure to deliver such statement within such period shall be conclusive upon Tenant that this Lease is in full force and effect and unmodified and that there are no uncured defaults in Landlord's performance hereunder, Notwithstanding the foregoing, if the mortgagee shall take line to tile leased Premises through foreclosure or deed in lieu of foreclosure, Tenant shall be allowed to continue in possession of the Leased Premises as provided for in this Lease So long as Tenant shall not be in default.

                        ARTICLE' 13 - DEFAULT AND REMEDY

         Section 13.01. Default. The occurrence of any of the following shall be a "Default":

         (a) Tenant fails to pay any Monthly Rental Installment or Additional Rent within five (5) days after the same is due, or Tenant fails to pay any other amounts due Landlord from Tenant within tell (10) days after the same is due.

         In the event of a default under subparagraph (a) above. Landlord shall provide Tenant with written notice of such default one ( I) time during each successive twelve (12) month period of the Lease Term and Tenant shall have all additional five (5) days to cure such default before Landlord shall declare a default or exercise its remedies herein.

         (b) Tenant fails to perform or observe any other term, condition, covenant or obligation required under this Lease for a period of ten (10) days after notice thereof from Landlord: provided, however, that if the nature of Tenant's default is such that more than ten days are reasonably required to cure, then such default shall be deemed to have been cured if Tenant commences such performance within said ten-day period and thereafter diligently completes the required action within a reasonable time.

         (c) All or substantially all of Tenant's assets in the Leased Premises or Tenant's interest in this Lease are attached or levied under execution (and Tenant does not discharge the same within sixty (60) days thereafter); it petition in bankruptcy, insolvency or for reorganization or arrangement is filed by or against Tenant (and Tenant fails to secure a stay or discharge thereof within sixty (60) days thereafter); Tenant is insolvent and unable to pay its debts its they become due; Tenant makes a general assignment for the benefit of creditors; Tenant takes the benefit of any insolvency action or law; the appointment of a receiver or trustee in bankruptcy for Tenant or its assets if such receivership has not been vacated or set aside within thirty (30) days thereafter; or, dissolution or other termination of Tenant's corporate charter if Tenant is a corporation.


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         Section 13.02. Remedies. Upon the occurrence of any Default, Landlord shall have the following rights and remedies, in addition to those allowed by law, any one or more of which may be exercised without further notice to Tenant:

         (a) Landlord may apply the Security Deposit or re-enter the Leased Premises and cure any default of Tenant, and Tenant shall reimburse Landlord as additional rent for any costs and expenses which Landlord thereby incurs; and Landlord shall not be liable to Tenant for any loss or damage which Tenant may sustain by reason of Landlord's action.

         (b) Landlord may terminate this Lease or, without terminating (his Lease, terminate Tenant's right to possession of the Leased Premises as of (lie date of such default, and (hereafter (i) neither Tenant nor any person claiming under or through Tenant shall be entitled to possession of the Leased Premises, and Tenant shall immediately surrender the Leased Premises to Landlord; and (ii) Landlord may re-enter the Leased Premises and dispossess Tenant and any other occupants of the Leased Premises by any lawful means and may remove their effects, without prejudice to any other remedy which Landlord may have. Upon the termination of this Lease, Landlord may declare the present value (as determined by Landlord) of all rent which would have been due under this Lease for the balance of the Lease Term to be immediately due and payable, whereupon Tenant shall be obligated to pay the same to Landlord, together with all loss or damage which Landlord may sustain by reason of' Tenant's Default ("Default Damages"), which shall include without limitation expenses of preparing the Leased Premises for re-letting, demolition, repairs, tenant finish improvements and brokers' and attorneys' fees, it being expressly understood and agreed that the liabilities and remedies specified in this subsection (b) shall survive the termination of this Lease.

         (c) Landlord may, without terminating this Lease, re-enter (lie Leased Premises and re-let all or any part thereof for a term different from that which would otherwise have constituted the balance of the Lease Term and for rent and on terms and conditions different from those contained herein, whereupon Tenant shall be immediately obligated to pay to Landlord as liquidated damages (lie difference between the rent provided for herein and that provided for in any lease covering a subsequent re-letting of (lie Leased Premises, for the period which would otherwise have constituted the balance of the Lease Term, together with all of Landlord's Default Damages.

         (d) Landlord may sue for injunctive relief or to recover damages for any loss resulting from the breach.

         (e) In addition to the defaults and remedies described above, the parties agree that if Tenant defaults in the performance of any (but not necessarily the same) term or condition of this Lease three (3) or more times during any twelve (12) month period, regardless of whether such defaults are ultimately cured, then such conduct shall, at Landlord's option, represent a separate Default.

         Section 13.03. Landlord's Default and Tenant's Remedies. Landlord shall be in default if it fails to perform any term, condition, covenant or obligation required under this Lease for a period of thirty (30) days after written notice thereof from Tenant to Landlord: provided, however, that if the term, condition, covenant or obligation to be performed by Landlord is such that it cannot reasonably be performed within thirty (30) days, such default shall be deemed to



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have been cured if Landlord commences such performance within said thirty-day period and thereafter diligently undertakes to complete the same. Upon the occurrence of any such default, Tenant may sue for injunctive relief or to recover damages for any loss resulting from the breach, but Tenant shall not be entitled to terminate this Lease or withhold, offset or abate any sums due hereunder.

         Section 13.04. Limitation of Landlord's Liability. If Landlord shall fail to perform any term, condition, covenant or obligation required to be performed by it under this Lease and if Tenant shall, as a consequence thereof, recover a money judgment against Landlord, Tenant agrees that it shall look solely to Landlord's right, title and interest in and to the Building for the collection of such judgment; and Tenant further agrees that no other assets of Landlord shall be subject to levy, execution or other process for the satisfaction of Tenant's judgment.

         Section 13.05. Nonwaiver-of Defaults. Neither party's failure or delay in exercising any of its rights or remedies or other provisions of this Lease shall constitute a waiver thereof or affect its right thereafter to exercise or enforce such right or remedy or other provision. No waiver of any default shall be deemed to be a waiver of any other default. Landlord's receipt of less than the full rent due shall not be construed to be other than a payment on account of rent then due, nor shall any statement of Tenant's check or any letter accompanying Tenant's check be deemed an accord and satisfaction. No act or omission by Landlord or its employees or agents during the term of this Lease shall be deemed as acceptance of a surrender of the Leased Premises, and no agreement to accept such a surrender shall be valid unless in writing and signed by Landlord.

         Section 13.06. Attorneys' Fees. If either party defaults in the performance or observance of any of the terms, conditions, covenants or obligations contained in this Lease and the non-defaulting party obtains a judgment against the defaulting party, then the defaulting party agrees to reimburse the non-defaulting party for the attorneys' fees incurred thereby.


                ARTICLE 14 - LANDLORD'S RIGHT TO RELOCATE TENANT

         Landlord shall have the right upon at least thirty (30) days' prior written notice to Tenant to relocate Tenant and to substitute for the Leased Premises other space in the Building or in the Park containing at least as much rentable area as tile Leased Premises. Such substituted space shall be improved by Landlord, at its expense, with improvements at least equal in quantity and quality to those in the Leased Premises and shall be approved by the Federal Drug Administration prior to Tenant's relocation. Landlord shall reimburse Tenant for all reasonable expenses incurred with and caused by such relocation. In no event shall Landlord be liable to Tenant for any consequential damages as a result of any such relocation, including, but not limited to, loss of business income or opportunity.

                 ARTICLE 15 - TENANT'S RESPONSIBILITY REGARDING
                  ENVIRONMENTAL LAWS AND HAZARDOUS SUBSTANCES.

         Section 15.01. Definitions.

         a. "Environmental Laws" - All federal, state and municipal laws, ordinances, rules and regulations applicable to the environmental and ecological condition of the Leased Premises, the rules and regulations of the Federal Environmental Protection Agency or any other federal, state or municipal agency or governmental board or entity having jurisdiction over the Leased Premises.

         b. "Hazardous Substances" - Those substances included within the definitions of "hazardous substances," "hazardous materials;" "toxic substances" "solid waste" or "infectious waste" under present or future Environmental Laws or other federal, state or local laws or regulations.

         Section 15.02. Compliance. Tenant, at its sole cost and expense, shall promptly comply with the Environmental Laws including any notice from any source issued pursuant to the Environmental Laws or issued by any insurance company which shall impose any duty upon Tenant with respect to the use, occupancy, maintenance or alteration of the Leased Premises whether such notice shall be served upon Landlord or Tenant.

         Section 15.03. Restrictions on Tenant.

         a. Tenant shall operate its business and maintain the Leased Premises in compliance with all Environmental Laws.

         b. Tenant shall not cause or permit the use, generation, release, manufacture, refining, production, processing, storage or disposal of any Hazardous Substances on, under or about the Leased Premises, or the transportation to or from the Leased Premises of any Hazardous Substances, except as necessary and appropriate for its Permitted Use in which case the use, storage or disposal of such Hazardous Substances shall be performed in compliance with the Environmental Laws and the highest standards prevailing in tile industry.

         Section 15.04. Notices, Affidavits, Etc.

         a. Tenant shall immediately notify Landlord of (i) any violation by Tenant, its employees, agents, representatives, customers, invitees or contractors of the Environmental Laws on, under or about the Leased Premises, or
(ii) the presence or suspected presence of any Hazardous Substances on, under or about the Leased Premises and shall immediately deliver to Landlord any notice received by Tenant relating to (i) and (ii) above from any source.

         b. Tenant shall execute affidavits, representations and the like within five (5) days of Landlord's request therefor concerning Tenant's best knowledge and belief regarding the presence of any Hazardous Substances on, under or about the Leased Premises.

         Section 15.05. Landlord's Rights. Landlord and its agents shall have the right, but not the duty, upon advance notice (except in the case of emergency when no notice shall be required) to inspect the Leased Premises and conduct tests thereon to determine whether or the extent to which there has been) a violation of Environmental Laws by Tenant or whether there are Hazardous Substances on, under or about the Leased Premises. In exercising its rights herein, Landlord shall use reasonable efforts to minimize interference with Tenant's business but such entry shall not constitute an eviction of' Tenant, in whole or in part, and Landlord shall not be liable for any interference, loss, or damage to Tenant's property or business caused thereby.

         Section 15.06. Tenant's Indemnification. Tenant shall indemnify Landlord and Landlord's managing agent from any and all claims, losses, liabilities, costs, expenses and damages, including attorneys' fees, costs of testing and remediation costs, incurred by Landlord in connection with any breach by Tenant of its obligations under this Article 15. The covenants anti obligations under this Article 15 shall survive the expiration or earlier termination of this Lease.

         Section 15.07. Landlords Representation. Notwithstanding anything contained in this Article 15 to the contrary, Tenant shall not have any liability to Landlord under this Article 15 resulting from any conditions existing, or events occurring, or any Hazardous Substances existing or generated, at, in, on, under or in connection with the Leased premises prior to the Commencement Date of this Lease except to the extent Tenant exacerbates the same.

                            ARTICLE 16 -MISCELLANEOUS

         Section 16.01. Benefit of Landlord and Tenant. This lease shall inure to the benefit of and be binding upon Landlord and Tenant and their respective successors and assigns.

         Section 16.02. Governing-Law. This Lease shall be governed in accordance with the laws of the State of Minnesota.

         Section 16.03. Guaranty. In consideration of Landlord's leasing the Leased Premises to Tenant, Tenant shall provide Landlord with a Guaranty of Lease executed by the guarantor(s) described in the Basic Lease Provisions, if any.

         Section 16.04. Force Maieure. Landlord and Tenant, except for the payment of rent, shall be excused for the period of any delay in the performance of any obligation hereunder when such delay is occasioned by causes beyond its control, including but not limited to work stoppages, boycotts, slowdowns or strikes; shortages of materials, equipment, labor or energy; unusual weather conditions; or acts or omissions of governmental or political bodies.

         Section 16.05. Examination of Lease. Submission of this instrument for examination or signature to Tenant does not constitute a reservation of or option for Lease, and it is not effective as a Lease or otherwise until execution by and delivery to both Landlord and Tenant.

         Section 16.06. Indemnification for Leasing Commissions. The parties hereby represent and warrant that the only real estate brokers involved in the negotiation and execution of this Lease are the Brokers. Each party shall indemnify the other from any and all liability for the breach of this representation and warranty on its part and shall pay any compensation to any other broker or person who may be entitled thereto.

         Section 16.07. Notices. Any notice required or permitted to be given under this Lease or by law shall be deemed to have been given if it is written and delivered in person or by overnight courier or mailed by certified mail, postage prepaid, to the party who is to receive such notice at the address specified in Article I. When so mailed, the notice shall be deemed to have been given as of the date it was mailed. Either party may change its address by giving written notice thereof to the other party.

         Section 16.08. Severability of_Invalid_Provisions. If any provision of this Lease shall he held to be invalid, void or unenforceable, the remaining provisions shall remain in full force and effect.

         Section 16.09. Financial Statements. During the Lease Term and any extensions thereof, Tenant shall provide to Landlord on an annual basis, within ninety (90) days following the end of Tenant's fiscal year, a copy of Tenant's most recent certified and audited financial statements prepared as of the end of Tenant's fiscal year. Such financial statements shall be prepared in conformity with generally accepted accounting principles, consistently applied.

         Section 16.10. Tenant's Representations and Warranties. The undersigned represents and warrants to Landlord that (i) Tenant is duly organized, validly existing and in good standing in accordance with the laws of the stale under which it was organized; and (ii) the individual executing and delivering this Lease on behalf of Tenant has been properly authorized to do so, and such execution and delivery shall bind Tenant. Tenant, at Landlord's request, shall provide Landlord with evidence of such authority.

         Section 16.11. Option to Extend.

         A. Grant and Exercise of Option. Provided that (i) Tenant has not been in default hereunder at any time during the Term of this Lease (the "Original Ternr"), (ii) the creditworthiness of Tenant is then acceptable to Landlord,
(iii) Tenant originally named herein remains in possession of and has been continuously operating in the entire Leased Premises throughout the Original Term and (iv) the current use of the Leased Premises is acceptable to Landlord, Tenant shall have one (1) option to extend the Original Term for one (1) additional period of three (3) years (the "Extension Term"). The Extension Term shall be upon the same terms and conditions contained in the Lease for the Original Term except (i) Tenant shall not have any further option to extend and
(ii) the Minimum Annual Rent shall be adjusted as set forth herein ("Rent Adjustment"). Tenant shall exercise such option by delivering to Landlord, no later than October 31, 2000, written notice of Tenant's desire to extend the Original Term. Tenant's failure to properly exercise such option shall waive it. If Tenant properly exercises its option to extend, Landlord shall notify Tenant of the Rent Adjustment no later than ninety (90) days prior to the commencement of the Extension Term. Tenant shall be deemed to have accepted the Rent Adjustment if it fails to deliver to Landlord a written objection thereto within five (5) business days after receipt thereof. If Tenant properly exercises its option to extend, Landlord and Tenant shall execute an amendment to the Lease (or, at Landlord's option, a new lease on the form then in use for the Building) reflecting the terms arid conditions of the Extension Term.

         B. Market Rent Adjustment. The Minimum Annual Rent for the Extension Term shall be an amount equal to the Minimum Annual Rent then being quoted by Landlord to prospective new tenants of the Building for space of comparable size and quality and with similar or equivalent improvements as are found in the Building, and if none, then in similar buildings in the vicinity, excluding free rent and other concessions; provided. however, that in no event shall the Minimum Annual Rent during the Extension Term be less than the highest Minimum Annual Rent payable during the 0riginalTerm. The Minimum Monthly Rent shall be an amount equal to one-twelfth (I/12) of the Minimum Annual Rent for the Extension Term and shall be paid at the same time and in the same manner as provided in the Lease.

         Section 16.12. Option to Terminate. Provided Tenant is not in default hereunder, Tenant shall have the option to terminate this Lease effective on October 31, 2000. Such option shall be exercised by (i) Tenant's giving written notice to Landlord of its intention to terminate on or before May 1, 2000, and
(ii) Tenant's payment to Landlord of an amount equal to XXXX Dollars ($XXX), which payment shall accompany the notice provided in (i) above. Such payment is trade in consideration for Landlord's grant of this option to terminate, to compensate Landlord for rental and other concessions given to Tenant, and for other good and valuable consideration. Such payment shall not in any manner affect Tenant's obligations to pay Minimum Annual Rent and Additional Rent or to perform its obligations under the Lease up to and including the date of termination. Failure to timely and properly exercise this option shall forever waive and extinguish it. If such option is validly exercised, then upon such termination, Tenant shall surrender the Leased Premises to Landlord in accordance with the terms of this Lease and each party shall be released from further liability hereunder; provided, however, that such termination shall not affect any right or obligation arising prior to termination or which survives termination of the Lease.

         Section 16.13. Ongoing Option to Terminate. Provided Tenant is not in default hereunder and provided Tenant enters into an agreement with Landlord to expand its business operations in another building which is owned by Landlord, Tenant shall have the option to terminate this Lease effective as of the commencement of rent under the new lease. If such option is validly exercised, then upon such termination, Tenant shall surrender the leased Premises to Landlord in accordance with the terms of this Lease and each party shall be released from further liability hereunder; provided, however, that such termination shall not affect any right or obligation arising prior to termination or which survives termination of the Lease. Landlord hereby agrees to use commercially reasonable efforts to accommodate Tenant's expansion needs by locating space in another building owned by Landlord, if available.

         Section 16.14. Contingency. This Lease is contingent upon Landlord entering into a lease termination agreement for the Leased Premises with Tenant. In the event this contingency is not satisfied, upon written notice from Landlord, this Lease shall be void and of no further force or effect.

IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first above written.


                           LANDLORD:
                           DUKE REALTY MINNESOTA, LLC,
                           Minnesota limited liability company

                           By:               _
                                             Robert H. Johnson
                                             Chief Manager


                           TENANT:
                           CHRONIMED, INC., a Minnesota corporation

                           By:

                           Printed:


                           Title:


STATE OF
                           SS:
COUNTY OF


         Before me, a Notary Public in and for said County and State, personally appeared ________________________, by me known and by me known to be the ________________ of Chronimed, Inc., a Minnesota corporation, who acknowledged the execution of the above and foregoing Lease Agreement for and on behalf of said corporation.

WITNESS my hand and Notarial Seal this 12TH day of , October, 1998

                                                     Notary Public

                                                     (Printed Signature)
My Commission Expires: 1/31/2000

My County of Residence:  Ramsey